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                                                                     Exhibit 1.1


                               DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                                5.27125% CLASS A-1 ASSET BACKED NOTES
                                 5.23% CLASS A-2 ASSET BACKED NOTES
                                 5.16% CLASS A-3 ASSET BACKED NOTES
                                 5.22% CLASS A-4 ASSET BACKED NOTES

                            DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION
                                              (Company)

                                  MERCEDES-BENZ CREDIT CORPORATION
                                             (Servicer)


                                                                December 3, 1998

                           NOTE UNDERWRITING AGREEMENT


Chase Securities Inc., and
Salomon Smith Barney Inc.,
   as Representatives of the
   Several Underwriters named
   in Schedule I hereto (the "Representatives")
c/o Chase Securities Inc.
270 Park Avenue, 7th Floor
New York, New York 10017-2070

Ladies and Gentlemen:

              Daimler-Benz Vehicle Receivables Corporation, a Delaware corporation (the "Company" or the "Seller"), proposes to sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $360,000,000 aggregate principal amount of 5.27125% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $508,000,000 aggregate principal amount of 5.23% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $440,000,000 aggregate principal amount of 5.16% Class A-3 Asset Backed Notes (the "Class A-3 Notes") and $241,800,000 aggregate principal amount of 5.22% Class A-4 Asset Backed Notes (the "Class
A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes") to be issued by Daimler-Benz Vehicle Owner Trust 1998-A (the "Trust"). Each Note will be secured by the Receivables (as hereinafter defined) and certain other property
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of the Trust. The Notes will be issued in an aggregate principal amount of
$1,549,800,000, which is equal to approximately 95% of the aggregate principal balance of the Receivables as of the Cutoff Date.

              The Notes will be issued pursuant to the Indenture to be dated as of November 1, 1998 (the "Indenture") by and between the Trust and Citibank, N.A., as indenture trustee (the "Indenture Trustee"). Simultaneously with the issuance and sale of the Notes, the Trust will issue $81,654,551.40 principal balance of 5.62% Class B Asset Backed Certificates (the "Certificates"), payments in respect of which are, to the extent specified in (i) the Indenture,
(ii) the Sale and Servicing Agreement to be dated as of November 1, 1998 (the "Sale and Servicing Agreement") among the Trust, the Seller and Mercedes-Benz Credit Corporation, as servicer (the "Servicer"), and (iii) the Trust Agreement (as hereinafter defined), subordinated to the rights of the holders of the Notes. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement") to be dated as of November 1, 1998, by and between the Seller, as depositor, and Chase Manhattan Bank Delaware, as owner trustee (the "Owner Trustee"). The Certificates will evidence an undivided ownership interest of approximately 5% in the Trust, payments in respect of which are, to the extent specified in the Sale and Servicing Agreement, subordinated to the rights of the holders of the Notes.

              The assets of the Trust include, among other things, a pool of retail installment contracts for and retail loans evidenced by notes secured by new and used automobiles and new and used medium- and heavy-duty trucks and tractors (the "Receivables") and certain monies due thereunder on or after November 1, 1998 (the "Cutoff Date"), such Receivables to be sold to the Trust by the Company and to be serviced for the Trust by the Servicer.

              The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), a registration statement, including a prospectus, relating to the Notes. Any preliminary prospectus



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included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is referred to in this Agreement as the "Preliminary Prospectus." The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form used to confirm sales of Notes is referred to in this Agreement as the "Prospectus."

              The terms which follow, when used in this Agreement, shall have the meanings indicated. "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Rule 424" and "Rule 430A" refer to such rules under the Act. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Sale and Servicing Agreement.

                  The Company agrees with the Underwriters as follows:

                  1. The Company agrees to sell and deliver the Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Notes set forth opposite such Underwriter's name in Schedule I hereto. The Class A-1 Notes are to be purchased at the purchase price of 100.0000000% of the aggregate principal amount thereof, the Class A-2 Notes are to be purchased at the purchase price of 99.9910190% of the aggregate principal amount thereof, the Class A-3 Notes are to be purchased at the purchase price of 99.9886984% of the aggregate principal amount thereof and the Class A-4 Notes are to be purchased at the purchase price of 99.9897320% of the aggregate principal amount thereof.

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              2. The Company understands that the Underwriters intend (a) to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable and (b) initially to offer the Notes upon the terms set forth in the Prospectus.

              3. Payment for Notes shall be made to the Company or to its order by wire transfer of same day funds at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on December 10, 1998 (the "Closing Date"), or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                  Payment for the Notes shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Notes registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations, as permitted by the Sale and Servicing Agreement, as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Company. The certificates for the Notes will be made available for inspection and packaging by the Representatives at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

                  4. The Company represents and warrants to and agrees with each Underwriter that:

                           (a)  The Registration Statement on Form
S-1 (no. 333-64671), including the Prospectus and such amendments thereto as may have been required on or prior to the date hereof, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective. With respect to the Regis-


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tration Statement, the conditions to the use of a registration statement on
Form S-1 under the Act, as set forth in the General Instructions to Form S-1, have been satisfied by the Company;

                           (b) No stop order suspending the effectiveness of
the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and on the Effective Date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein;

                           (c)  The computer tape with respect to the
Receivables to be sold to the Trust created as of the Cutoff Date (the "Computer Tape"), and made available to the Representatives by the Company, was complete and accurate in all material respects as of the date thereof;

                           (d)  The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

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                           (e)  The Notes have been duly authorized,
and, when issued and delivered pursuant to the Indenture, duly authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued, authenticated and delivered and entitled to the benefits provided by the Indenture; each of the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement and this Agreement have been duly authorized by the Company and, when executed and delivered by the Company and the other parties thereto (in the case of the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement), each of the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement and this Agreement will constitute a valid and binding agreement of the Company; and the Notes, the Indenture, the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement will conform to the descriptions thereof in the Prospectus in all material respects;

                           (f)  No consent, approval, authorization
or order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, the Sale and Servicing Agreement, the Trust Agreement or the Purchase Agreement except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust's interest in the Receivables;

                           (g) The Company is not in violation of its
Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties is bound which would have a material adverse effect on the transactions contemplated herein or in the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement. The execution, delivery and performance of this Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement and the issuance and sale of the Notes and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any stat-



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ute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties or any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject, or the Certificate of Incorporation or By-laws of the Company; and the Company has full power and authority to authorize and sell, and establish, the Trust that will issue the Notes as contemplated by this Agreement and to enter into this Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Purchase Agreement and consummate the transactions contemplated hereby and thereby;

                           (h)  Other than as set forth or contemplated in the
Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or to which any property of the Company is or may be the subject that, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company or that would reasonably be expected to materially adversely affect the interests of the holders of the Notes; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

                           (i)  By assignment and delivery of each of
the Receivables to the Trust as of the Closing Date, the Company will transfer all of its right, title and interest in, to and under the Receivables to the Trust, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

                  5. The Company covenants and agrees with the several Underwriters that:

                           (a)  Prior to the termination of the
offering of the Notes, the Company will not file or cause to be filed any amendment of the Registration Statement or supplement to the Prospectus which shall be reasonably disapproved of promptly by the Representatives after

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reasonable notice thereof. Subject to the foregoing sentence, if the
Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the receipt by the Company of notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

                           (b)  The Company will deliver, at its expense, to the
Representatives, two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each amendment thereto, in each case without exhibits, and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. The Company will furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act;

                           (c)  If (i) during such period of time
after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a


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Prospectus relating to the Notes is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with the applicable law, then the Company will forthwith prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Notes may have been sold by the Representatives on behalf of the Underwriters and upon request by the Representatives to any other dealers identified by the Representatives, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with the law;

                           (d)  The Company will endeavor to qualify
the Notes for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualification in effect so long as reasonably required for distribution of the Notes and will pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified; and provided further that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                           (e)  On or before March 31, 2000, the
Company will cause the Trust to make generally available to Noteholders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the Effective Date of the Registration Statement, which shall satisfy the


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provisions of Section 11(a) of the Act and Rule 158 of the Commission
promulgated thereunder;

                           (f)  For the period from the date of this
Agreement until the retirement of the Notes the Servicer will furnish to the Representatives (x) copies of each certificate and the annual statements of compliance delivered to the Owner Trustee and the Indenture Trustee pursuant to Section 3.10 of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Owner Trustee and the Indenture Trustee pursuant to Section 3.11 of the Sale and Servicing Agreement, by first-class mail as soon as practicable after such statements and reports are furnished to the Owner Trustee and the Indenture Trustee and (y) copies of each amendment to the Sale and Servicing Agreement, and on each Determination Date or as soon thereafter as practicable, the Servicer shall give notice substantially in the form of Schedule II hereto by telex or telecopy to the Representatives of the Pool Factor as of the related Record Date;

                           (g)  During the period beginning on the date hereof
and continuing to and including the Business Day following the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of or guaranteed by the Company which are sub- stantially similar to the Notes without the prior written consent of the Representatives;

                           (h)  The Company will register the Notes pursuant to
the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or prior to December 1, 1998;

                           (i)  To the extent, if any, that the rating provided
with respect to the Notes by the rating agency or rating agencies rating the Notes (the "Rating Agency") is conditional upon the furnishing of documents or the taking of any other action by the Company agreed upon on or prior to the Closing Date, the Company shall use its reasonable best efforts to furnish such documents and take any such other action; and

                           (j) So long as any of the Notes are outstanding, the
Company will furnish to the Representatives by first class mail (i) as soon as practical after the end of the Company's fiscal year, copies of all docu-


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ments, records and financial statements required to be distributed to
Noteholders (including "Note Owners", as such term is defined in the Indenture) or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Company filed with any government or regulatory authority or national securities exchange which is otherwise publicly available, as the Representatives may reasonably request.

                  6. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, (ii) incident to the preparation, printing and filing under the Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may designate (including fees and disbursements of counsel for the Underwriters with respect thereto), (iv) related to any filing with the National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement and any Blue Sky Memorandum and the furnishing to Under-writers and dealers of copies of the Registration Statement and the Prospectus as herein provided, (vi) the fees and disbursements of the Company's counsel and accountants and the Underwriters' counsel fees and disbursements, and (vii) any fees and expenses payable to the Rating Agencies in connection with the rating of the Notes. Notwithstanding the foregoing, the Underwriters have agreed to reimburse the Company for legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, not to exceed $300,000, incurred by the Company in connection with the issuance and distribution of the Notes.

                  7. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the state-
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ments of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                           (a)  At the time this Agreement is executed and
delivered by the Company and at the Closing Date, KPMG Peat Marwick shall have furnished to the Representatives letters dated, respectively, as of the date of this Agreement and as of the Closing Date substantially in the forms of the drafts to which the Representatives previously agreed.

                           (b)  The Prospectus shall have been filed
with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with
Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company, threat-ened by the Commission; and all requests for additional information from the Commission with respect to the Registration Statement shall have been complied with to the satisfaction of the Representatives.

                           (c)  The Representatives shall have received an
officer's certificate, dated the Closing Date, signed by the Chairman of the Board, the President, or any Vice President and by a principal financial or ac-counting officer of the Company representing and warranting that, as of the Closing Date, except to the extent that they relate expressly to another date in which case they will be true and correct as of such date on the Closing Date, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                           (d)  Subsequent to the execution and
delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospec-



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tive change, in or affecting particularly the business or properties of the
Trust, the Company, Daimler-Benz North America Corporation ("DBNA") or the Servicer which, in the judgment of the Representatives, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes or (ii) any downgrading in the rating of any debt securities of DBNA or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

                           (e)  Morgan, Lewis & Bockius LLP, special
counsel to the Company, MBCC, the Servicer and DBNA, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus.

                           (ii) MBCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its prop-erties and conduct its business as described in the Prospectus.

                           (iii) DBNA has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its prop-erties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in the State of New York.

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
                           (iv) This Agreement, the Sale and Servicing
         Agreement, the Administration Agreement, the Trust Agreement and the Purchase Agreement have been duly authorized, executed and delivered by, and each constitutes a valid and binding obligation of each of the Company, MBCC and the Servicer, as applicable, enforceable against each of the Company, MBCC and the Servicer, as applicable, in accordance with its terms.

                           (v) The Servicing Guaranty Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, DBNA, enforceable against DBNA in accordance with its terms.

                           (vi) This Agreement has been duly authorized, executed and delivered by each of the Company and DBNA.

                           (vii) Neither the execution, delivery and performance of this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement and the Purchase Agreement by the Company, MBCC or DBNA, as applicable, nor the execution, delivery and performance of the Servicing Guaranty Agreement by DBNA, nor the execution and delivery of the Indenture by the parties thereto will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company, MBCC or DBNA pursuant to the terms of the Certificate of Incorporation or the By-Laws of the Company, MBCC or DBNA, any statute, rule or regulation or, to the best of such counsel's knowledge, any order of any governmental agency or body or any court having jurisdiction over the Company, MBCC or DBNA, or any of their respective properties or any agreement or instrument known to such counsel to which the Company, MBCC or DBNA, is a party or by which any of them may be bound or to which any of their properties may be subject.

                           (viii) To the best of such counsel's knowledge, no authorization, approval or consent of



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
          any court or governmental agency or authority is required by law in connection with the execution, delivery and performance by the Company, MBCC, DBNA or the Servicer, as applicable, of this Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Administration Agreement or the Purchase Agreement, or the execution, delivery or performance by DBNA of the Servicing Guaranty Agreement, and the execution and delivery by the parties thereto of the Indenture, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the Closing Date.

                           (ix) The Notes have been duly authorized and, when executed and authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Indenture.

                           (x) Although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xviii) of this Section 7(e), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company or DBNA prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Closing Date, either the Registration

          Statement or the Prospectus or any further amendment or supplement thereto made by the Company or DBNA prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

                           (xi) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which is not filed or described as required.

                           (xii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which DBNA is a party or of which any property of DBNA is subject, (A) that are required to be disclosed in the Registration Statement or
         (B)(1) that assert the invalidity of all or part of this Agreement, the Sale and Servicing Agreement, the Servicing Guaranty Agreement or the Purchase Agreement, (2) that seek to prevent the issuance of the Notes, (3) that could materially and adversely affect DBNA's obligations under this Agreement or the Servicing Guaranty Agreement or
         (4) that seek to affect adversely the federal or state income tax attributes of the Notes.

                           (xiii) MBCC has full power and authority to sell and assign the property to be sold and assigned to the Company pursuant to the Purchase Agreement and has duly authorized such sale and assignment to the Company by all necessary corporate action.

                           (xiv) The Company has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Owner Trustee as part of the Trust pursuant to the Sale and Servicing Agreement and has duly authorized such sale and assignment to the Trust by all necessary corporate action.

                           (xv) Such counsel knows of no claim by or on behalf of any third party to the effect that, immediately prior to the transfer of Receivables by MBCC pursuant to the Purchase Agreement, any person other than MBCC was the sole owner of any right, title or interest in the Receivables and the other property to be transferred by it to the Company.

                           (xvi) To the best of such counsel's knowledge, the Receivables are "chattel paper" as defined in the UCC.

                           (xvii) All filings necessary under the Uniform Commercial Code as in effect in the State of New York (the "UCC") or the State of Delaware (the "DE-UCC") or the State of Connecticut (the "CT-UCC") to perfect both the transfer of the Receivables and the proceeds thereof (within the meaning of Section 9-306 of the UCC or the DE-UCC or the CT-UCC, whichever may be applicable (the
          "Applicable UCC")) by MBCC to the Company pursuant to the Purchase Agreement and the transfer of the Receivables and the proceeds thereof (within the meaning of Section 9-306 of the Applicable UCC) by the Company to the Trust pursuant to the Sale and Servicing Agreement have been made and, provided that neither MBCC nor the Company relocates its chief executive office in a state other than Connecticut or Delaware, respectively, the Indenture Trustee maintains the list of Receivables for inspection by interested parties, and no administrative errors are made by state or local agencies affecting perfection, no other filings (other than the filing of continuation statements) need be made to maintain the perfection of the transfer of the Receivables and the proceeds thereof (within the meaning of Section 9-306 of the Applicable UCC) either to the Company pursuant to the Purchase Agreement or to the Trust pursuant to the Sale and Servicing Agreement.

                           (xviii) The statements in the Registration Statement and the Prospectus under the headings "ERISA Considerations," "Prospectus Summary -- Legal Investment" and "Certain Legal Aspects of the Receivables," to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                           (xix) The Trust Agreement is not required to be qualified under the Trust Indenture Act, the Indenture has been duly qualified under the Trust Indenture Act of 1939, and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.


                           (xx) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the best of such counsel's knowledge, threatened by the Commission; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

                           (xxi) The Notes, this Agreement, the Indenture, the Sale and Servicing Agreement, the Trust Agreement, the Servicing Guaranty Agreement, the Administration Agreement and the Purchase Agreement each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

                           Such opinion may be made subject to the
qualifications that the enforceability of the terms of the Indenture, the Sale and Servicing Agreement, the Trust Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Guaranty Agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (f)  Morgan, Lewis & Bockius LLP shall have furnished
their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables by the Servicer to the Company and from the Company to the Trust and such opinion shall be in substantially the form previously discussed with the Representatives and their counsel and in any event satisfactory in form and in substance to the Representatives and their counsel.

                           (g)  Morgan, Lewis & Bockius LLP, special
tax counsel to the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and for federal income tax purposes (a) if
         (1) the Certificates, (2) the Seller's right to receive interest and other income on funds on deposit in the Reserve Accounts in excess of the Specified Class A Reserve Balance and the Specified Class B Reserve Balance pursuant to Section 4.7(b) of the Sale and Servicing Agreement (the "Reserve Accounts Income"), (3) the excess principal amount of the Reserve Account Property pursuant to Section 4.7(d) of the Sale and Servicing Agreement (the "Excess Reserve Principal") and (4) the Seller's right to receive the remaining Reserve Account Property upon termination of the Sale and Servicing Agreement pursuant to Section 4.7(f) of the Sale and Servicing Agreement (the "Reserve Accounts Residual") are held by more than one person, the Trust will be treated as a partnership and not as an association or a publicly traded partnership taxable as a corporation, and (b) if (1) the Certificates,
         (2) the Reserve Accounts Income, (3) the Excess Reserve Principal and
         (4) the Reserve Accounts Residual are held solely by the

          Seller, the Trust will either be ignored as an entity separate from such Seller or treated as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

                           (ii)  The Notes will be characterized as
         debt for federal income tax purposes.

                           (iii) The Trust will not be subject to New York State income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a Financed Vehicle acquired upon default of a Receivable).

                           (iv) Note Owners who would not otherwise be subject to tax imposed by the State of New York will not be subject to New York State income or franchise taxes with respect to interest or other amounts which are paid to or accrued by such Note Owners solely as a result of such Note Owners' beneficial ownership of a Note.

                           (v) The statements in the Registration Statement and Prospectus under the headings "Certain Federal Income Tax Consequences," to the extent that they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

                           (h)  Mayer, Brown & Platt, special Illinois tax
counsel to the Company shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will not be subject to tax under the Illinois Income Tax Act (the "IITA"), the Illinois Franchise Tax or, assuming that the Trust is not treated as a partnership for federal income tax purposes, the personal property replacement income tax and the Trust will not be subject to other Illinois taxes measured by income, capital, profits or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable) and the Notes will be characterized as debt for Illinois income tax purposes.

                           (ii) Note Owners who would not otherwise be subject to tax under the IITA or the Illinois Franchise Tax will not be subject to Illinois income or franchise taxes with respect to interest or other amounts paid to or accrued by such Note Owners solely as a result of such Note Owners' beneficial ownership of a Note.

                           (i)      Fulbright & Jaworski, L.L.P., special
Texas tax counsel to the Company shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will not be subject to Texas franchise tax or other Texas taxes measured by income, capital, profits or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable) and the Notes will be characterized as debt for Texas income tax purposes.

                           (ii) Note Owners who would not otherwise be subject to tax in Texas will not be subject to Texas income or franchise taxes with respect to interest or other amounts paid to or accrued by such Note Owners solely as a result of such Note Owners' beneficial ownership of a Note.

                           (j)      Day, Berry & Howard, special Connecticut
tax counsel to the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will not be subject to Connecticut income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable) and the Notes will be characterized as debt for Connecticut income tax purposes.

                           (ii) Note Owners who would not otherwise be subject to tax in Connecticut will not be subject to Connecticut income or franchise taxes with respect to interest or other amounts paid to or accrued by such Note Owners solely as a result of such Note Owners' beneficial ownership of a Note (other than such Note Owners' share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                           (k)      Troutman Sanders, special Georgia
tax counsel to the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) The Trust will not be subject to Georgia income, franchise or other taxes measured by income, profits, capital, or receipts (other than sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable) and the Notes will be characterized as debt for Georgia income tax purposes.

                           (ii) Note Owners who would not otherwise be subject to tax in Georgia will not be subject to Georgia income or franchise taxes with respect to interest or other amounts paid to or accrued by such Note Owners solely as a result of such Note Owners' beneficial ownership of a Note (other than such Note Owners' share of sales, excise, or ad valorem taxes that might be imposed upon the sale of a vehicle acquired upon default of a Receivable).

                           (l)      Robert Merck, Esq., General Counsel
of MBCC, shall have furnished to the Representatives his written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                           (i) MBCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its prop-erties and conduct its business as described in the Prospectus, and is duly qualified to transact busi-
          ness and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on MBCC.

                           (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company.

                           (iii) The execution, delivery and performance of the Sale and Servicing Agreement, the Administration Agreement and the Purchase Agreement by MBCC or the Trust Agreement and the Indenture by the parties thereto will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of MBCC pursuant to the terms of the Certificate of Incorporation or the By-Laws of MBCC, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over MBCC or any of its properties or any agreement or instrument to which MBCC is a party or by which MBCC or any of its properties is bound.

                           (iv) No authorization, approval or consent of any court or governmental agency or authority is necessary in connection with the execution, delivery and performance by MBCC of the Sale and Servicing Agreement, the Administration Agreement or the Purchase Agreement, or by the parties thereto of the Trust Agreement and the Indenture, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents

          (specified in such opinion) as are in full force and effect as of the latest Effective Date and the Closing Date.

                           (v)      There are no legal or governmental
          proceedings pending to which MBCC is a party or of which any property of MBCC is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of the Sale and Servicing Agreement, the Administration Agreement, the Trust Agreement, the Indenture or the Purchase Agreement, (2) seeking to prevent the issuance of the Notes, (3) that could materially and adversely affect MBCC's obligations under the Purchase Agreement, the Administration Agreement or the Sale and Servicing Agreement, or (4) seeking to affect adversely the federal or state income tax attributes of the Notes.

                           (vi) There are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by govern mental authorities or threatened by others, (A) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of the Sale and Servicing Agreement, the Administration Agreement, the Trust Agreement, the Indenture or the Purchase Agreement, (2) seeking to prevent the issuance of the Notes, (3) that could materially and adversely affect the Company's obligations under the Purchase Agreement, the Administration Agreement, the Trust Agreement, the Indenture or the Sale and Servicing Agreement, or (4) seeking to affect adversely the federal or state income tax attributes of the Notes.

                           (vii) Such counsel is familiar with MBCC's standard operating procedures relating to MBCC's acquisition of a perfected first priority security interest in the vehicles financed by MBCC pursuant to retail installment sale contracts in the ordinary course of MBCC's business. Assuming that

          MBCC's standard procedures have been followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that MBCC has not followed its standard procedures in connection with the perfection of security interest in the Financed Vehicles), MBCC has acquired or will acquire a perfected first priority security interest in each of the Financed Vehicles.

                           (viii) Immediately prior to the transfer of Receivables by MBCC pursuant to the Purchase Agreement, MBCC was the sole owner of all right, title and interest in the Receivables and the other property to be transferred by it to the Company.

                           (ix)     The Receivables are "chattel paper"
         as defined in the UCC.

                           (m) The Representatives shall have received an
opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives shall require and the Company shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                           (n) The Representatives shall have received an
opinion addressed to the Underwriters, the Company and the Servicer of Seward & Kissel, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and its counsel, to the effect that:

                           (i) The Indenture Trustee is a national banking association duly organized and validly existing under the laws of the United States.

                           (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and the Administration Agreement and to acknowledge and accept the Sale and Servicing Agreement and has taken all necessary action to authorize the execution and delivery of the Indenture and the Administration Agreement and to execute the Sale and Ser-
          vicing Agreement and to perform its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                           (iii) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding agreement of the Indenture Trustee and are enforceable against the Indenture Trustee in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to or affecting the enforce-ment of creditors' rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcibility is considered in a proceeding in equity or at law).

                             (iv) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

                           (o) The Representatives shall have received an
opinion addressed to the Representatives, the Seller and MBCC of Pryor, Cashman, Sherman & Flynn, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representatives and counsel to the Representatives, to the effect that:

                           (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware with full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement, and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement and the Administration Agreement.

                           (ii) The Trust Agreement duly creates for the benefit of the Seller and the Certificateholders the interests in the Owner Trust Estate which the Trust Agreement purports to create, and the trust purported to be created by the Trust Agreement is validly formed and is validly existing as a business trust in good standing under the laws of the State of Delaware.

                           (iii) The Trust Agreement authorizes the Trust to execute and deliver the Indenture, the Sale and Servicing Agreement and the Administration Agreement, to issue the Notes and to grant the Indenture Trust Estate to the Indenture Trustee as security for the Notes.

                           (iv) The execution and delivery of the Trust
         Agreement and, on behalf of the Trust, the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the performance by the Owner Trustee of its obligations under the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

                           (v) Assuming due authorization, execution and delivery thereof by the parties thereto, the Trust Agreement, the Indenture, the Sale and Servicing Agreement and the Administration Agreement each constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except (1) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (vi) Neither the execution nor delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Indenture, the Sale and Servicing Agreement and the Administration Agreement, nor the consummation of any of the transactions by the Owner Trustee con-
          templated thereby required the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under any existing federal or Delaware State law governing the trust powers of the Owner Trustee, except such as have been obtained, made or taken.

                           (vii) The Owner Trustee has duly authorized, issued, executed and delivered each of the Notes pursuant to the terms and provisions of the Indenture; each of such Notes is a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms and the terms of the Indenture; and each of such Notes is entitled to the benefits and security afforded by the Indenture in accordance with the terms of the Indenture.

                           (viii) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Indenture, the Sale and Servicing Agreement and the Administration Agreement, and the performance by the Owner Trustee of its obligations thereunder do not conflict with or result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of Delaware governing the banking or trust powers of the Owner Trustee or the Certificate of Incorporation or By-Laws of the Owner Trustee or, to such counsel's knowledge, any order writ, injunction or decree of any court or governmental authority against the Owner Trustee or by which it or any of its properties is bound or, to such counsel's knowledge, any indenture, mortgage or contract or other agreement or instrument to which the Owner Trustee is a party or by which it or any of its properties is bound, or constitute a default thereunder.

                           (ix) The Owner Trustee has acquired such title to the Receivables as has been conveyed to the Owner Trustee on the date hereof, subject to the security interest created pursuant to the Indenture; and, to such counsel's knowledge, there exist no liens, security interests or charges affecting the title of the Owner Trustee to the Receivables resulting from acts of or claims against the Owner Trustee except liens, security interests or charges contemplated by the Basic Documents.

                           (p) The Representatives shall have received a letter
or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not other wise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters.

                           (q) The Representatives shall have received an
officer's certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Company and the Servicer in which each such officer shall state that, the representations and warranties of the Company or the Servicer, as applicable, contained in the Sale and Servicing Agreement and the representations and warranties of MBCC or the Company, as applicable, contained in the Purchase Agreement are true and correct in all material respects and that the Company or the Servicer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

                           (r) The Notes shall have been rated "Aaa" by Moody's
Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

                           (s) On the Closing Date, the representations and
warranties of the Company in the Sale and Servicing Agreement will be true and correct.

                           (t) Any taxes, fees and other governmental charges
which are due and payable in connection with the execution, delivery and performance of this Agreement, the Indenture, the Sale and Servicing Agreement and the Notes shall have been paid by the Company at or prior to the Closing Date.

                  8. The Company and DBNA agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with investigating, preparing or defending any suit, action or proceeding or any claim asserted, except as otherwise provided below regarding the limitation on use of counsel) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished such amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company or DBNA in writing by any Underwriter through the Representatives expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any losses, claims or damages purchased Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if the furnishing of a copy of the Prospectus (as so amended or supplemented) to such person was required by law or was requested in writing by the Company, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Notes to such person.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each director and officer of the Company who signed the Registration Statement, and DBNA and each person who controls the Company or DBNA within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and DBNA to each Underwriter, but only with reference to information furnished to the Company or DBNA in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inap-propriate due to actual or potential differing interests between them, in which case such counsel for the Indemnified Person shall be reasonably satisfactory to the Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Under writers and such control persons of Underwriters shall be designated in writing by the Representatives and any such separate firm for the Company or DBNA or either of their directors, officers who sign the Registration Statement or control persons shall be designated in writing by DBNA. The Indemnifying Person shall not be liable for any settlement of any claim or proceeding effected without its written consent. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable other than in accordance with its terms to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and DBNA on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and DBNA on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and DBNA on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and DBNA and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault of the Company and DBNA on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or DBNA or by any of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and DBNA and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

                  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

                  The indemnity and contribution agreements contained in this
Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company or DBNA, or any of their officers or directors or any other person controlling the Company or DBNA and (iii) acceptance of and payment for any of the Notes.

                  9. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange; (ii) trading of any securities of or guaranteed by DBNA or DaimlerChrysler AG shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market any subclass of the Notes on the terms and in the manner contemplated in the Prospectus.

                  10. This Agreement shall become effective upon the later of
(x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

                  If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes of any subclass which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes of such subclass which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes of such subclass to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes of such subclass set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes of such subclass set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes of such subclass which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes of any subclass that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Notes of such subclass without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes of any subclass which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes of such subclass with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Notes of such subclass to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  11. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  12. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by hand or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Chase Securities Inc., 270 Park Avenue, 7th Floor, New York, New York 10260 (Facsimile No.:
212-834-6562), Attention: Global Securitized Finance and to Salomon Smith Barney Inc., Seven World Trade Center, 33rd Floor New York, New York 10048, Attention:
Asset Backed Operations - facsimile number (212) 783-3848. Notices to the Company shall be given to it at 1201 North Market Street, Suite 1406, Wilmington, Delaware 19801 (Facsimile No.: 302-426-6520), Attention: President. Notices to DBNA shall be given to it at 375 Park Avenue, New York, New York 10152 (Facsimile No.: 212-308-4252), Attention: Treasurer.

                  13. This Agreement shall inure to the benefit of and be binding upon the Company, DBNA, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein con-tained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, DBNA and the Underwriters in accordance with its terms.

                                               Very truly yours,

                                                DAIMLER-BENZ VEHICLE RECEIVABLES
                                                     CORPORATION


                                                By: /s/ H.S. Traison
                                                    ----------------------------
                                                    Name: Harvey S. Traison
                                                    Title: President


                                                DAIMLER-BENZ NORTH AMERICA
                                                     CORPORATION


                                                By: /s/ Timotheus Pohl
                                                    ----------------------------
                                                    Name: Timotheus R. Pohl
                                                    Title: President and CEO


                                                By: /s/ H.S. Traison
                                                    ----------------------------
                                                    Name: Harvey S. Traison
                                                    Title: Vice President and
                                                            Treasurer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.


By: /s/ Brad Dansker
    -------------------------
    Name:  Brad Dansker
    Title: Vice President


SALOMON SMITH BARNEY INC.


By: /s/ John P. Ebbott Jr.
    -------------------------
    Name:  John P. Ebbott Jr.
    Title: Vice President


Acting on behalf of themselves and
as the Representatives of the
several Underwriters

                                   SCHEDULE I

                                  UNDERWRITERS

                               Initial         Initial         Initial          Initial
                              Principal       Principal       Principal        Principal
                              Amount of       Amount of       Amount of        Amount of
                              Class A-1       Class A-2       Class A-3        Class A-4
                                Notes           Notes           Notes            Notes
                             ------------    -----------     -----------       ---------
Chase Securities Inc. ...    $144,000,000   $203,176,000    $176,001,000     $96,720,000

Salomon Smith Barney Inc.     144,000,000    203,175,000     203,175,000      96,720,000

Deutsche Bank Securities
 Inc. ...................      24,000,000     33,883,000      29,333,000      16,120,000
                                                              29,333,000      16,120,000

Merrill Lynch, Pierce,
Fenner & Smith
     Incorporated........      24,000,000     33,883,000      29,333,000      16,120,000

                             ------------    -----------    ------------    ------------
Total ...................    $360,000,000    $508,000,000   $440,000,000    $241,800,000
                             ============    ============   ============    ============

                                             SCHEDULE II

                                   FORM OF SERVICER'S CERTIFICATE


Chase Securities Inc.
270 Park Avenue, 7th Floor
New York, New York  10017

Attention:

                  Re: Sale and Servicing Agreement dated as of November 1, 1998 (the "Sale and Servicing Agreement") between Daimler-Benz Vehicle Receivables Corporation, as Seller, Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer, Daimler-Benz Vehicle Owner Trust 1998-A, as Issuer and Citibank, N.A., as Indenture Trustee



Determination Date to which this Certificate relates:

                                          ___________, 19__

For Monthly Period ending on _________, 19__

                  1. The undersigned Servicing Officer does hereby certify that the Pool Factor is __________.

                  2. Capitalized terms used in this Certificate shall have the same meanings as in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, I have hereunto set my hand as of the above-referenced Determination Date.

                                                       MERCEDES-BENZ CREDIT
                                                       CORPORATION, as Servicer


                                                       By: ____________________
                                                           Servicing Officer